LIMITED LIABILITY COMPANY AGREEMENT

                               OF

                      CADIZ REAL ESTATE LLC
             (a Delaware Limited Liability Company)

          THIS LIMITED LIABILITY COMPANY AGREEMENT is made as of
December 11, 2003, by and among Cadiz Inc., a Delaware corporation and M. Solomon & Associates, Inc., an individual (the
"Independent Member").

          WHEREAS, the Company was formed as a Delaware limited liability company pursuant to a Certificate of Formation filed in the Office of the Secretary of the State of Delaware on November
14, 2003 (the "Formation Date"); and

          WHEREAS, the Persons executing this Agreement desire to form a limited liability company and to establish their respective rights and obligations in connection therewith, pursuant to the Limited Liability Company Act of the State of Delaware.

          NOW, THEREFORE, in consideration of the foregoing premises and of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties executing this Agreement hereby agree as follows:

                            ARTICLE I

                           DEFINITIONS

      1.1 DEFINITIONS. In this Agreement, the following terms shall have the meanings set forth below:

		(a) "Act" shall mean the Limited Liability Company Act of the State of Delaware, Title 6, Chapter 18, 101 et seq. of the Delaware Code, as the same may be amended from time to time.

		(b) "Affiliate" of any Person shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

		(c)  "Agreement" shall mean this Limited Liability Company
	Agreement.

		(d)  "Bank" shall mean ING Capital, LLC.

		(e) "Board of Managers" shall mean the Board of Managers of the Company.

		(f)  "Cadiz" shall mean Cadiz Inc., a Delaware corporation.

		(g) "Cadiz Manager" shall mean each Manager appointed to the Board of Managers by Cadiz.

		(h) "Capital Contribution" shall mean all contributions by a Member to the capital of the Company.

		(i) "Certificate of Formation" shall mean the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

		(j) "Company" shall mean Cadiz Real Estate LLC, a limited liability company formed under the laws of the State of Delaware.

		(k) "Distribution" shall mean any cash and other property paid to a Member from the Company in respect of such Member's Membership Interest in the Company.

		(l) "Formation Date" shall have the meaning specified in the Recitals hereof.

		(m) "Independent Member" shall mean M. Solomon Associates, Inc. and, thereafter, a Person that has not been any of the following within the past five years: (i) a direct or indirect legal or beneficial owner of Cadiz or any of its Affiliates; (ii) a creditor, supplier, employee, officer, director, family member, manager, or contractor of Cadiz or any of its Affiliates; or (iii) a person who controls (directly, indirectly, or otherwise) Cadiz or any of its Affiliates, or any creditor, supplier, employee, officer, director, manager, or contractor of Cadiz or its Affiliates.

		(n) "Independent Manager" shall mean a Person appointed by the Independent Member to the Board of Managers that has not been any of the following within the past five years:
	(i) a direct or indirect legal or beneficial owner of Cadiz or any of its Affiliates; (ii) a creditor, supplier, employee, officer, director, family member, manager, or contractor of Cadiz or any of its Affiliates; or (iii) a person who controls (directly, indirectly, or otherwise)
	Cadiz or any of its Affiliates, or any creditor, supplier, employee, officer, director, manager, or contractor of Cadiz or its Affiliates.

		(o) "Management Agreement" shall mean that certain Management Agreement, between the Company and Cadiz, as agreed to by the Independent Manager pursuant to the terms hereof and as amended thereafter with the consent of the Independent Manager.

		(p) "Manager" shall mean, collectively, each Cadiz Manager and the Independent Manager.

		(q) "Member" shall mean each Person executing this Agreement as a Member and each Person who or which may hereafter become a party to this Agreement as provided herein.

		(r) "Membership Interests" shall mean, with respect to each Member, the percentage interest of such Member in Distributions by the Company. It is understood and agreed that, as of the date hereof, the Cadiz Member shall have a 100% Membership Interest in the Company which Cadiz is receiving in exchange for its capital contribution to the Company.

		(s) "New Note" shall mean all obligations of any borrower evidenced by, or under, the Sixth Amended and Restated Agreement and the Sixth Global Amendment Agreement, and all documents relating thereto, as such obligations may be amended, modified and restated from time to time).

		(t) "Person" shall mean any natural person or any corporation, company, governmental authority, limited liability company, partnership, trust, estate, association, unincorporated association, custodian, nominee, or any other individual entity or organization in its own or any representative capacity, or other entity.

		(u) "Restructuring" shall mean the restructuring of the indebtedness of Cadiz owed to the Bank pursuant to that certain Fifth Amended and Restated Credit Agreement, dated as of
	March 7, 2002 and that certain Fifth Global Amendment Agreement, dated as of January 31, 2002, all as set forth pursuant to the Sixth Global Amendment Agreement and the Sixth Amended and Restated Credit Agreement.

		(v) "Sixth Amended and Restated Credit Agreement" means that certain Sixth Amended and Restated Credit Agreement, dated as of December 15, 2003, among Cadiz and the Company, as co-borrowers, the lenders party thereto, and the Bank, as administrative agent.

		(w) "Sixth Global Amendment Agreement" shall mean that certain Sixth Global Amendment Agreement, dated as of December
	15, 2003, among Cadiz and the Company, as borrowers and ING Capital, LLC, as lender.


                           ARTICLE II

                          ORGANIZATION

      2.1  NAME.  The name of the Company shall be "Cadiz Real
Estate LLC".

	2.2 PRINCIPAL PLACE OF BUSINESS AND REGISTERED AGENT. The address of the principal place of business of the Company shall be 777 S. Figueroa Street, Suite 4250, Los Angeles, CA 90017, and the name and address of the Company's registered agent in the State of Delaware shall be c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

	2.3 TERM. The term of the Company shall commence upon the date of filing of the Certificate of Formation pursuant to Section 18-
206 of the Act, and shall continue in full force and effect until dissolution pursuant to Section 8.1 hereof.

	2.4 PURPOSES. The Company is formed for the purpose of owning and commercially exploiting assets contributed to it and for such other actions as may be permitted hereby.


                           ARTICLE III

                             MEMBERS

	3.1  MEMBER INTERESTS.

		(a) Cadiz was admitted to the Company as the initial Member of the Company, effective as of the Formation Date. Cadiz agrees to be bound by all of the terms and provisions of this Agreement and is entitled to exercise all rights and powers conferred upon Members of the Company under this Agreement and the Act.

		(b) The Company must, at all times, have an Independent Member; provided, however, that the Independent Member shall cease to be a Member at such time as all amounts due under the terms of the New Note are no longer outstanding. The Independent Member shall have no interest in the profits, losses and capital of the Company and shall have no right to receive any Distributions of Company assets. The Independent Member shall be admitted as a Member of the Company within the meaning of the Act upon execution and delivery of this Agreement or a counterpart signature page to this Agreement.

		(c) The Independent Member may resign, but may not otherwise be removed (other than by the Bank which may remove such Independent Member at any time with or without cause) and shall have the right to name its successor; provided, however, that in the absence of such successor appointment, or in the event of removal by the Bank, the Bank may appoint such Independent Member.

	3.2 ADDITIONAL MEMBERS. Any Person may be admitted as a Member after the date of this Agreement only upon the affirmative vote or consent of a majority in Membership Interests of the Members, which consent may be given or withheld in each Member's sole discretion, as the case may be; provided, however, that no Person may be admitted as a Member without the consent of the Independent Member.

	3.3 LIMITATIONS OF LIABILITY. A Member or Manager shall not be personally liable for any indebtedness, liability or obligation of the Company, and shall not incur any other liability except as otherwise required by the Act, provided that each Member shall remain personally liable for the payment of its Capital
Contribution; provided further that the Independent Member shall have no liability for Capital Contributions.

	3.4 PRIORITY AND RETURN OF CAPITAL. No Member shall have priority over any other Member, whether for the return of a Capital Contribution or for a Distribution, except as herein provided. This Section 3.4 shall not apply to repayment of any loan or other indebtedness made by a Member to the Company.

      3.5  MEETINGS OF MEMBERS.

		(a) Meetings of Members shall be held at the request of any Member on such date and at such time and place, either within or without the State of Delaware, as agreed upon from time to time by the Members. All such meetings must take place at the principal place of business of the Company set forth in Section 2.2 unless otherwise agreed to by all Members. Written notice stating the place, date, and time of, and the general nature of the business to be transacted at, a meeting of Members, shall be given to each Member, including the Independent Member, in the manner prescribed by
	Section 9.6, not less than 10 days nor more than 60 days before the date of such meeting. The presence in person of Members holding a majority of the Membership Interests in the Company shall constitute a quorum for the transaction of business at any meeting of Members (assuming compliance with the notice provisions in the preceding sentence). Every matter submitted for a vote or consent of the Members shall be determined by a majority of Membership Interests except as otherwise provided herein or required by the Act; provided, however, that for so long as any amounts due under the terms of the New Note are outstanding, the Members may not take any of the following actions unless any such action has been approved by the Independent Member:


			(i) institute proceedings to adjudicate the Company bankrupt or insolvent, admit in writing the inability of the Company to pay its debts as they become due, consent to the institution of bankruptcy or insolvency proceedings against the Company, or file or consent to a petition seeking reorganization or relief on behalf of the Company under any applicable federal or state law relating to bankruptcy or insolvency or take any action in furtherance of any such action;

			(ii) consolidate, merge or combine the Company with,
		or convert the Company into, any Person;

			(iii) sell, assign or otherwise dispose of or
		voluntarily part with (whether in one transaction or in a series of transactions), the control of any of the material assets of the Company to any Person (except for sales or other dispositions in the ordinary course of business);

			(iv) authorize or incur any indebtedness of the
		Company; provided, however that the Company is expressly authorized to incur debt pursuant to the New Note and grant collateral as contemplated by the Restructuring;

			(v) pledge the assets of the Company for the benefit of any Person; provided, however, that the Company is expressly authorized to pledge its assets to secure its obligations under the New Note; or

			(vi) enter into or permit to exist any transaction
		(including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than pursuant to the Management Agreement.

		(b) In lieu of holding a meeting, Members may vote or otherwise take action by a written instrument indicating the consent of Members holding not less than the percentage of Membership Interests that would be necessary to authorize or take such action at a meeting including, with respect to the actions enumerated in Section 3.5(a) hereof, the consent of the Independent Member. In exercising its rights and duties as Independent Member pursuant to this Article III, the Independent Member may consult with counsel of its choice and the reasonable fees and expenses of such counsel shall be the joint and several responsibility of Cadiz and the Company.


                           ARTICLE IV


                           MANAGEMENT

	4.1  MANAGEMENT.

          (a) The management of the Company shall be vested in a Board of Managers. The Board of Managers shall consist of three individuals, one of which shall be the Independent
	Manager and two of which shall each be Cadiz Managers; provided, however, that the Independent Manager shall cease to be a member of the Board of Managers at such time as all amounts due under the terms of the New Note are no longer outstanding. The Independent Manager may be removed at any time at the sole discretion of the Independent Membe or, if the Independent Member position is vacant, the Bank. In the event of the removal of the Independent Manager, a successor Independent Manager, who shall be any Person the Independent Member may desire, shall be appointed by the Independent Member or, if the Independent Member position is vacant, the Bank.

		(b) Meetings of the Board of Managers. Meetings of the Board of Managers shall be held at the request of any Manager on such date and at such time and place, either within or without the State of Delaware, as agreed upon from time to time by the Board of Managers. Written notice stating the place, date, and time of, and the general nature of the business to be transacted at, a meeting of the Board of Managers, shall be given to each Manager, including the Independent Manager, in the manner prescribed by
	Section 9.6, not less than 10 days nor more than 60 days before the date of such meeting. The presence in person of a majority of the Board of Managers shall constitute a quorum for the transaction of business at any meeting of Board of Managers (assuming compliance with the notice provisions in the preceding sentence). All such meetings must take place at the principal place of business of the Company set forth in Section 2.2 unless otherwise agreed to by all Members.

		(c) Authority of Board of Managers. The Board of Managers shall have full and exclusive right and control (a) over the business and affairs of the Company, (b) to make all decisions affecting the business and affairs of the Company, including, but not limited to, the exclusive right and control to enter into the Management Agreement; provided, however, that for so long as amounts due under the terms of the New Note are outstanding, the Board of Managers may not enter into the Management Agreement without the consent of the Independent Manager; provided further, that the Independent Manager shall be required to approve any amendment to the terms of the Management Agreement and (c) to act for the Company in every capacity under this Agreement and under the Act; provided, however, that for so long as amounts due under the terms of the New Note are outstanding, the Board of Managers may not take any of the actions specified in Section 3.5(a) on behalf of the Company without the consent of the Independent
	Member. Every matter submitted for a vote or consent of the Board of Managers shall be determined by a majority vote except as otherwise provided herein or required by the Act. In lieu of holding a meeting, the Board of Managers may vote or otherwise take action by a written instrument indicating the consent of the Managers that would be necessary to authorize or take such action at a meeting.

      4.2 NO EXCLUSIVE DUTY TO COMPANY. The Managers shall not be required to manage the Company as their sole and exclusive function and each Manager may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right pursuant to this Agreement to share in or participate in such other business interests or activities or to the income or proceeds derived therefrom. No Member or Manager shall incur liability as a result of engaging in any other business interests or activities.

	4.3 AFFIRMATIVE COVENANTS. The Company shall, until such time as all amounts due under the terms of the New Note are no longer outstanding, where applicable:

		(a) consider the interests of its creditors in connection with any bankruptcy or insolvency actions;

		(b) be qualified as a foreign business under the laws of the State of California;

		(c) maintain books and records separate from any other Person;

		(d) conduct its own business solely in its limited liability company name;

		(e)  maintain financial statements separate from any other
	Person;

		(f)  pay its own liabilities out of its own funds;

		(g) observe all limited liability company formalities, including the maintenance of current minute books;

		(h) to the extent the Company's office is located in the offices of any other Person, pay fair market rent for its offices space located in the offices of any other Person and a fair share of any overhead costs, and otherwise fairly and reasonably allocate any shared overhead expenses;

		(i) use stationary, invoices, and checks separate from any other Person; and

		(j) hold itself out to the public and all Persons as a legal entity separate from any other Person.

	4.4 NEGATIVE COVENANTS. Notwithstanding any contrary provision of this Agreement, the Company shall not, until such time as all amounts due under the terms of the New Note are no longer outstanding:

		(a) institute proceedings to be adjudicated bankrupt or insolvent, admit in writing that it is unable to pay its debts as they become due, consent to the institution of bankruptcy or insolvency proceedings against it, or file or consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency or take any action in furtherance of any such action, without the unanimous consent of the Board of Managers (including the Independent Manager);

		(b) consolidate, merge or combine with, or convert into, any Person without the prior written consent of the lenders holding at least 66% of the interests in the New Note or such higher supermajority as may be required pursuant to the terms of the New Note;

		(c) sell, assign or otherwise dispose of or voluntarily part with (whether in one transaction or in a series of transactions), the control of any of its material assets to any Person (except for sales or other dispositions in the ordinary course of business) without the prior written consent of the lenders holding at least 66% of the interests in the New Note or such higher supermajority as may be required pursuant to the terms of the New Note;

		(d)  commingle assets with those of any other Person; and

		(e) guarantee or becoming obligated for the debts of any Person or hold out its credit as being available to satisfy the obligations of any Person; provided, however that the Company is expressly authorized to guarantee or become obligated for the debts of any Person or hold out its credit as being available to satisfy the obligations of any Person as contemplated by the Restructuring.

	4.5 LIMITATIONS OF LIABILITY. No Member or Manager of the Company nor any of the directors, officers, partners, members, employees, shareholders, assigns, representatives or agents of the foregoing shall be liable to the Company, the Members, or any third party in damages or otherwise (a) unless a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or
(b) except as otherwise required by the Act.

	4.6 INDEMNIFICATION. The Members, including the Independent Member, any Manager, including the Independent Manager, and each officer and employee of the Company shall be indemnified and held harmless by the Company from and against any claims and demands arising from any acts or omissions or alleged acts or omissions in connection with the affairs of the Company, to the maximum extent permitted by applicable law.

          The Company and its Members, jointly and severally, release the Independent Member and Independent Manager (each an "Indemnitee") from, and will indemnify each Indemnitee from and against, all liability, claims, costs, and expenses (including reasonable attorney's fees, accounting fees, expert witness fees, costs and expenses) imposed upon, incurred by or asserted against any Indemnitee or arising out of or in any way relating to an Indemnitee's execution, performance or non-performance of this Agreement or as a result of or relating to any action, or failure or refusal to act on the part of an Indemnitee with respect to this Agreement.

          It is the intention of the parties hereto that Indemnitees incur no liability, loss, or damage of any kind or nature whatsoever in performing pursuant to this Agreement or in any other way relating to this Agreement, except for the gross negligence or willful misconduct of such Indemnitee.

          For so long as any Independent Member and/or
Independent Manager is duly serving, or so long as the Bank has the right to appoint either or both pursuant to the terms of this Agreement, the Company shall maintain Director and Officer insurance, to the extent such insurance is available upon commercially reasonable terms, to cover (beginning from the Formation Date) Persons serving in each of and all such positions and such coverage shall include "runoff" and/or "tail" "coverage" and shall, at all times, be maintained in reasonable amounts and be subject to reasonable and customary terms and provisions. The foregoing requirement shall be the joint and several obligation of each of the Company and Cadiz.

      4.7 COMPENSATION OF MANAGERS. Each Manager shall be entitled to receive, as compensation for services rendered to the Company as a member of the Board of Managers, (x) reasonable fees and out-of-pocket expenses incurred by each such Manager and (y) other compensation as agreed to by the Independent Member. It is expressly understood and agreed that the Independent Manager shall, so long as such Independent Manager is duly serving as such, be entitled to (i) an annual fee in the amount of $25,000, payable in cash quarterly in arrears (the "Annual Fee"), and
(ii) reasonable fees and expenses of counsel of such Independent Manager's choice in considering any actions as to which such Independent Manager's Consent is required pursuant to Section 4.1 hereof ("Manager Legal Fees."). The Annual Fee and the Manager Legal Fees shall be the joint and several obligation of each of Cadiz and the Company.


                           ARTICLE V

                      CAPITAL CONTRIBUTIONS

	5.1 Cadiz is admitted as a Member of the Company and shall hereby receive the Membership Interest. Cadiz shall be responsible for, on the date hereof, an equity contribution to the Company consisting of certain property as contemplated by
Section 5 of the Sixth Global Amendment Agreement.


                           ARTICLE VI

                          DISTRIBUTIONS

	6.1 DISTRIBUTIONS. The Board of Managers shall be solely responsible for making all determinations of amounts and timing of all Distributions to Members. All Distributions shall be made to the Members pro rata in proportion to their Membership Interests. In the sole discretion of the Board of Managers, securities, assets or other property in kind may be distributed to the Members in proportion to their Membership Interests.
6.2 INTEREST ON AND RETURN OF CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on its Capital Contributions or to a return of its Capital Contributions.


                           ARTICLE VII

                         TRANSFERABILITY

	7.1 MEMBER TRANSFERS. Subject to (i) Sections 7.2 and 9.8 of this Agreement and (ii) for so long as any amounts due under the terms of the New Note are outstanding, any Member may, but only with the consent of the Independent Member, sell, assign, transfer, convey or dispose of all or any portion of his Membership Interest in the Company or any rights or benefits with respect thereto.

	7.2 TRANSFEREE NOT A MEMBER. No Person acquiring an assignment or transfer of an interest in the Company other than a Member shall become a Member except pursuant to Sections 3.2 and 7.1 of this Agreement. If no such approval is obtained, such Person's interest in the Company shall only entitle such Person to receive the Distributions to which the Member from which such Person received such interest in the Company would be entitled. No
Person may be admitted as a Member pursuant to this Article VII or Article III until such Person executes and delivers to the Company an agreement, in form and substance satisfactory to the Manager, binding such Person to the terms and conditions of this Agreement as if such Person had been named a Member herein.


                          ARTICLE VIII

                           DISSOLUTION

	8.1 DISSOLUTION. For so long as any amounts due under the terms of the New Note are outstanding, the Company shall only be dissolved and its affairs wound up upon the unanimous vote or written consent of the Board of Managers (including the Independent Manager).

	8.2 WINDING UP. Upon the dissolution of the Company, the Board of Managers may, in the name of and for and on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, sell and close the Company's business, dispose of and convey and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members.
Upon winding up of the Company, the assets shall be distributed as follows:

		(a) To creditors, including Members and Managers who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by making of reasonable provision for payment thereof, other than liabilities for which reasonable provision for payment has been made and liabilities to Members and former Members for Distributions under Section 18-601 or 18-604 of the Act;

		(b) To Members and former Members in satisfaction of liabilities for Distributions under Section 18-601 or 18-604 of the Act; and

		(c) To Members pro rata in proportion to their Membership Interests at the time of such Distribution.

	8.3 NONRECOURSE TO OTHER MEMBERS. Except as provided by applicable law or as expressly provided in this Agreement, upon dissolution, each Member shall receive a return of its Capital Contribution solely from the assets of the Company. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.

	8.4 TERMINATION. Upon completion of the dissolution, winding up, liquidation and distribution of the assets of the Company, the Company shall be deemed terminated.


                           ARTICLE IX

                       GENERAL PROVISIONS

	9.1 MERGER AND AMENDMENTS. This Agreement contains the entire agreement among the Members with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written or oral, between the parties with respect thereto, whether or not relied or acted upon. No course of conduct pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, and no usage of trade, shall amend this Agreement or impair or otherwise affect any Member's obligations, rights and remedies pursuant to this Agreement. For so long as any amounts due under the terms of the New Note are outstanding, this Agreement may not be modified, amended or otherwise altered without the prior written consent of (i) the lenders holding at least 66% of the interests in the New Note or such higher supermajority as may be required pursuant to the terms of the New Note and (ii) the Independent Member.

	9.2 HEADINGS. The headings in this Agreement are for convenience only and shall not be used to interpret or construe any provision of this Agreement.

	9.3 WAIVER. No failure of a Member to exercise, and no delay by a Member in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Member of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Members.

	9.4 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

	9.5 BINDING. This Agreement shall be binding upon and inure to the benefit of all Members, and each of the permitted successors and assignees of the Members.

	9.6 INDEPENDENT MANAGER AND MEMBER CONSENTS. All consents required on the part of the Independent Member and/or Independent
Manager must be in writing.

	9.7 NOTICES AND CONSENTS. All notices, consents and other communications hereunder must be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person;
(ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) Business Day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

          if to Cadiz:

               Cadiz Inc.
               777 S. Figueroa Street, Suite 4250
               Los Angeles, CA 90017
               Telephone:  (213) 271-1600
               Facsimile:  (213) 271-1614
               Attention:  Chief Financial Officer

          with a copy to:

               Howard Unterberger, Esq.
               Miller & Holguin
               1801 Century Park East, Seventh Floor
               Los Angeles, CA  90067
               Telephone:  (310) 556-1990
               Facsimile: (310) 557-2205

          if to the Independent Member:

               M. Solomon & Associates
               4314 Marina City Drive #1120 C
               Marina del Rey, CA 90292

          with a copy to:

               Robert W. Shaffer, Jr.
               Shaffer, Gold & Rubaum, LLP
               12011 San Vicente Blvd, Suite 600
               Los Angeles, CA  90049
               Telephone:  310-476-9955
               Fax (310) 471-0482

          9.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.
9.9 THIRD PARTY BENEFICIARY. This Agreement shall not confer any rights or remedies upon any Person other than the Members and their respective successors and permitted assigns.
9.10 GOVERNING LAW. This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                             CADIZ INC.



                             By:
                                ----------------------------------
                                Name:
                                Title:


                             M. SOLOMON & ASSOCIATES, INC.



                             By:
                                -----------------------------------
                                Name:
                                Title: